UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

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[X] Preliminary Information Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[ ] Definitive Information Statement

ECOSCIENCES, INC.

(Name of Registrant as Specified In Charter)

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Philip Magri, Esq.

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(646) 502-5900

pmagri@magrilaw.com

www.magrilaw.com

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ECOSCIENCES, INC.

420 Jericho Turnpike, Suite 110

Jericho, NY 11753

(516) 465-3964

www.ecosciences.company

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about February __, 2017 to the holders of record of the outstanding shares of common stock, $0.0001 par value per share (the “Common Stock”), of Ecosciences, Inc., a Nevada corporation (the “Company”), as of the close of business on February 9, 2017(the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a stockholders meeting, dated the Record Date the “Written Consent”), by the holder of 200,000 outstanding shares of Series B Non-Convertible Preferred Stock, representing approximately 80% of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent (the “Majority Stockholder”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Ecosciences, Inc. and its wholly-owned subsidiary, Eco-Logical Concepts, Inc., a Delaware corporation.

On the Record Date, the Board of Directors of the Company (the “Board”) and Majority Stockholder approved of the following corporate action (the “Corporate Action”) by Written Consent:

●	To amend the Articles of Incorporation of the Company to increase the authorized amount of Common Stock of the Company from Five Hundred Million (500,000,000) shares to One Billion, Nine Hundred Fifty Million (1,950,000,000) shares, without changing the par value (the “Authorized Capital Increase”).

Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding voting capital and are sufficient under the Nevada Revised Statutes (“NRS”) and the Company’s Articles of Incorporation and Bylaws to approve of the Authorized Capital Increase. Accordingly, the Corporate Action will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the Corporate Action in accordance with the requirements of the Exchange Act, and the regulations promulgated thereunder, including Regulation 14C.

Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Action will not be implemented until at least twenty (20) calendar days after the mailing of a Definitive Information Statement to Company stockholders as of the Record Date. We anticipate the effective date of the Corporate Action to be March __, 2017.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

Date: February __, 2017	By:	/s/ Joel Falitz
Joel Falitz
Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer

ECOSCIENCES, INC.

420 Jericho Turnpike, Suite 110

Jericho, NY 11753

(516) 465-3964

www.ecosciences.company

GENERAL INFORMATION

This Information Statement is being first mailed on or about February __, 2017 to the stockholders of the Company by the Board to provide material information regarding the Corporate Action that has been approved by the Written Consent of the Board and Majority Stockholder. Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future, you would like to receive multiple copies of information statements or information statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR AN INFORMATION STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF THE AUTHORIZED CAPITAL INCREASE BY THE BOARD AND THE MAJORITY STOCKHOLDER.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDER

Under the NRS and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval to amend the Company’s Articles of Incorporation to effectuate the Authorized Capital Increase requires the affirmative vote or written consent of the majority of the issued and outstanding shares of voting capital stock of the Company.

Each share of Common Stock entitles the holder to one vote per share. On the Record Date, there were 186,951,500 shares of Common Stock issued and outstanding. There were also 1,593,630 shares of Series A Preferred Stock (the “Series A Preferred Stock”), 200,000 shares of Series B Preferred Stock (“Series B Preferred Stock”), 4,700,000 shares of Series C Preferred Stock (“Series C Preferred Stock”) and 710,000 shares of Series D Preferred Stock (“Series D Preferred Stock”) issued and outstanding as of the Record Date. The outstanding shares of the Series A Preferred Stock vote on a share for share basis with our Common Stock on any matter, including but not limited to, the Corporate Action. The outstanding shares of Series B Preferred Stock vote together with the shares of Common Stock and other voting securities of the Company as a single class and, regardless of the number of shares of Series B Preferred Stock outstanding and as long as at least one share of Series B Preferred Stock is outstanding, the outstanding shares of Series B Preferred Stock shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of the stockholders of the Company or action by written consent of the stockholders of the Company. Each outstanding share of the Series B Preferred Stock represents its proportionate share of the 80% which is allocated to the outstanding shares of Series B Preferred Stock. All of the 200,000 outstanding shares of Series B Preferred Stock are held by Maverick, LLC (“Maverick” or the “Majority Stockholder”). Ester Barrios has voting and dispositive control over the securities owned by Maverick. Each share of Series C Preferred Stock has the equivalency of twelve (12) shares of Common Stock, and each shares of Series D Preferred Stock has the voting equivalency of ten (10) shares of Common Stock.

On the Record Date, our Board of Directors and the Majority Stockholder adopted a resolution approving the Authorized Capital Increase. Accordingly, the Company has obtained all necessary corporate approvals in connection with the adoption of the Corporate Action. The Company is not seeking written consent from any other stockholders, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

AMENDMENT TO ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED CAPITAL SOTCK

The Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), currently authorizes the maximum number of shares outstanding at any time shall be Five Hundred Million (500,000,000) shares of Common Stock and Fifty Million (50,000,000) shares of Preferred Stock. On the Record Date, the Board of Directors and Majority Stockholder approved an amendment to the Articles of Incorporation (the “Authorized Shares Amendment”) of the Company to increase the authorized Common Stock of the Company to One Billion, Nine Hundred Fifty Million (1,950,000,000) shares of Common Stock. There will be no change to the number of authorized shares of shares of “blank check” Preferred Stock and the $0.0001 per share par value of the Company’s Common Stock and Preferred Stock will remain unchanged.

The form of Certificate of Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this Information Statement.

Common Stock

Pursuant to our Bylaws, our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our Common Stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law or, by the Articles of Incorporation of the Corporation, at all meetings of stockholders, the holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting shall be present in person or represented by proxy in order to constitute a quorum for the transaction of business. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation does not provide for cumulative voting in the election of directors.

Preferred Stock

Our Articles of Incorporation authorizes our board of directors to issue up to 50,000,000 shares of “blank check” preferred stock in one or more designated series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, without stockholders’ approval, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)	voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)	subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the Nevada Revised Statutes.

The following table reflects the number of shares of Preferred Stock designated, issued and outstanding as of the date of the Record Date.

Series	Designated	Issued	Outstanding
A	3,000,000	2,000,000	1,593,630
B	200,000	200,000	200,000
C	10,000,000	4,700,000	4,700,000
D	10,000,000	710,000	710,000
Total:	23,200,000	7,610,000	7,203,630

Series A Convertible Preferred Stock

On May 7, 2014, our Board decided to amend and restate the Company’s Series A Convertible Preferred Stock Certificate of Designation originally filed with the Secretary of State of the State of Nevada on May 10, 2012; and we filed an Amended and Restated Certificate of Designation with the Secretary of State of the State of Nevada on May 8, 2014, therein re-designating the class. Under the Amended and Restated Certificate of Designation, 3,000,000 shares of Preferred Stock have been designated as “Series A Convertible Preferred Stock” and each share has a stated value of $0.20 per share (the “Stated Value). On September 11, 2015, the Company amended the Series A Convertible Preferred Stock and filed an amendment with the Secretary of State of Nevada.

A summary of the designations, preferences, limitations, restrictions and relative rights of the Series A Preferred Stock, as amended, are as follows:

Conversion. From the respective Commencement Date (as defined below), each holder of Series A Convertible Preferred Stock (“Holder”) shall have the right to convert each share of Series A Convertible Preferred Stock into twenty (20) shares of Common Stock. For shares of Series A Convertible Preferred Stock issued prior to September 11, 2015, the Commencement Date shall be the first anniversary of the date of issuance. For shares of Series A Convertible Preferred Stock issued on or after September 11, 2015, the Commencement Date shall be October 1, 2016. Notwithstanding the foregoing, in connection with any conversion hereunder, each Holder of Series A Convertible Preferred Stock may not convert any part of the Series A Convertible Preferred Stock if such conversion would cause such Holder or any of its assignees to beneficially own more than 4.99% of the Common Stock of the Company.

Redemption. The Company may, at the Company’s option, at any time or from time to time from and after the day immediately following the date the Series A Convertible Preferred Stock is first issued, redeem all or any portion of, on a pro rata basis, the outstanding shares of Series A Convertible Preferred Stock for $0.40 per share (the “Redemption Price”):

Rank. Generally, the Series A Convertible Preferred Stock shall, with respect to dividend rights, rights on liquidation, winding up and dissolution, rank senior to (i) all classes of Common Stock of the Company and (ii) any class or series of capital stock of the Company hereafter created (unless, with the consent of the Holder(s) of Series A Convertible Preferred Stock).

Liquidation Preference. Except as otherwise provided by the Nevada Revised Statutes or elsewhere in the Certificate of Designation, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the Holders of shares of the Series A Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, an amount equal to the Stated Value.

Dividends/Stock Splits. The Holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends. The number of shares of Common Stock of the Company issuable pursuant to the conversion of outstanding shares of Series A Convertible Preferred Stock shall not be adjusted to reflect any forward to reverse stock splits by the Company of its outstanding shares of Common Stock.

Voting Rights. The Holders of the Series A Convertible Preferred Stock shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to, the election of directors, name changes, increases in the authorized common shares and for which such preferred stock or series has such rights and as otherwise provided by the Nevada Revised Statutes and below.

To the extent that under the Nevada Revised Statutes the vote of the Holders of the Series A Convertible Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series A Convertible Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series A Convertible Preferred Stock (except as otherwise may be required under the Nevada Revised Statutes) shall constitute the approval of such action by the class. To the extent that under the Nevada Revised Statutes Holders of the Series A Convertible Preferred Stock are entitled to vote on a matter with Holders of Common Stock, voting together as one class, each share of Series A Convertible Preferred Stock shall be entitled to one (1) vote.

Registration Rights. Piggyback registration rights for a self or underwritten offering pursuant to a registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public), whether the Company’s own account or for the account of one or more stockholders of the Company, subject to pro rata reductions and customary market cutbacks.

Series B Non-Convertible Preferred Stock

On May 7, 2014, our Board designated 200,000 shares of Preferred Stock as “Series B Non-Convertible Preferred Stock” and we filed a Certificate of Designation with the Secretary of State of the State of Nevada on May 8, 2014, therein designating the class. Generally, the outstanding shares of Series B Non-Convertible Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Company as a single class and, regardless of the number of shares of Series B Non-Convertible Preferred Stock outstanding and as long as at least one of such shares of Series B Non-Convertible Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent of stockholders. Each outstanding share of the Series B Non-Convertible Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series B Non-Convertible Preferred Stock. The Series B Preferred Stock have no redemption or dividend rights.

Series C Convertible Preferred Stock

On April 20, 2015, the Company filed a Certificate of Designation with the Nevada Secretary of State pursuant to which the Company established a new series of Preferred Stock, designated as the Series C Convertible Preferred Stock (the “Series C Preferred Stock”), consisting of ten million (10,000,000) shares of Preferred Stock, par value $0.0001 per share and having the rights, preferences, powers, restrictions and limitations as set forth in the Certificate of Designation. On June 4, 2015, the Company filed a Certificate of Amendment to its Certificate of Designation for the Company’s Series C Preferred Stock. A summary of the designations, preferences, limitations, restrictions and relative rights of the Series C Preferred Stock are as follows:

Conversion. Each holder of Series C Preferred Stock shall have the right, at such Holder’s option, at any time or from time to time from and after the first year anniversary of the date the Series C Preferred Stock is issued to such Holder, to convert each share (“Share”) of Series C Preferred Stock into twelve (12) fully-paid and non-assessable shares of Common Stock of the Company; provided, however, in connection with any conversion hereunder, each Holder of Series C Preferred Stock may not convert any part of the Series C Preferred Stock if such conversion would cause such Holder or any of its assignees to beneficially own more than 4.99% of the Common Stock of the Company.

Redemption. The Company may, at the Company’s option, at any time or from time to time from and after the day immediately following the date the Series C Preferred Stock is first issued, redeem all or any portion of, on a pro rata basis, the outstanding shares of Series C Preferred Stock for $0.10 per share.

Rank. Except as specifically provided below, the Series C Preferred Stock shall, with respect to dividend rights, rights on liquidation, winding up and dissolution, rank senior to (i) all classes of Common Stock of the Company and (ii) any class or series of capital stock of the Company hereafter created (unless, with the consent of the Holder(s) of Series C Preferred Stock).

Liquidation Preference. Except as otherwise provided by the Nevada Revised Statutes and subject to the Certificate of Designation, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the Holders of shares of the Series C Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, an amount equal to the Stated Value.

Liquidation. Subject to the provisions of the Certificate of Designation, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the Holders of shares of the Series C Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, an amount equal to the Stated Value per share.

Dividends/Stock Splits. If the Company declares or pays a dividend or distribution on the Common Stock, whether such dividend or distribution is payable in cash, securities or other property, including the purchase or redemption by the Company of shares of Common Stock for cash, securities or property, but excluding any repurchases of Common Stock held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase, the Company shall simultaneously declare and pay a dividend on the Series C Preferred Stock on a pro rata basis with the Common Stock determined on an as-converted basis assuming all outstanding shares of Series C Preferred Stock had been converted pursuant to Section 0 as of immediately prior to the record date of the applicable dividend (or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined).

The number of shares of Common Stock of the Company issuable pursuant to the conversion of outstanding shares of Series C Preferred Stock shall not be adjusted to reflect any forward to reverse stock splits by the Company of its outstanding shares of Common Stock.

Voting Rights. To the extent that under the Nevada Revised Statutes, the vote of the Holders of the Series C Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series C Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series C Preferred Stock (except as otherwise may be required under the Nevada Revised Statutes) shall constitute the approval of such action by the class. To the extent that under the Nevada Revised Statutes, Holders of the Series C Preferred Stock are entitled to vote on a matter with Holders of Common Stock, voting together as one class, each share of Series C Preferred Stock shall be entitled to twelve (12) vote(s).

Series D Preferred Stock

On June 4, 2015, the Company filed a Certificate of Designation with the Secretary of State of Nevada thereby designating 10 million (10,000,000) shares of the Company’s authorized “blank check” Preferred Stock as “Series D Convertible Preferred Stock” (the “Series D Preferred Stock”). A summary of the designations, preferences, limitations, restrictions and relative rights of the Series D Preferred Stock are as follows:

Conversion. At the option of the holder, at any time or from time to time from and after the first-year anniversary of the issue date, into ten (10) shares of Common Stock but only to the extent such conversion would cause the holder to not beneficially own more than 4.99% of the Company’s Common Stock.

Rank. With respect to dividend rights, rights on liquidation, winding up and dissolution, rank senior to (i) all classes of Common Stock of the Company and (ii) any class or series of capital stock of the Company hereafter created (unless, with the consent of the holders of Series D Preferred Stock).

Splits. The number of shares of Common Stock issuable upon the conversion the Series D Preferred Stock shall not be adjusted to reflect any forward to reverse stock splits by the Company of its outstanding shares of Common Stock.

Voting Rights. Generally, vote with the Common Stock as a single class and each share of Series D Preferred Stock shall have the voting equivalency of ten (10) shares of Common Stock.

Registration Rights. Piggyback registration rights for a self or underwritten offering pursuant to a registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public), whether the Company’s own account or for the account of one or more stockholders of the Company, subject to pro rata reductions and customary market cutbacks.

Reasons for the Corporate Action

The Board has decided to increase the Company’s authorized Common Stock for the following reasons:

1.	As disclosed in the Company’s Quarterly Report for the fiscal quarter ended October 30, 2016 filed with the Securities and Exchange Commission on February 3, 2017, on January 31, 2017, the Company entered into a Securities Purchase Agreement, dated January 31, 2017 (the “Stock Purchase Agreement”), with Crown Bridge Partners, LLC, a New York limited liability agreement (“Crown Bridge” or the “Holder”), pursuant to which Crown Bridge purchased a convertible promissory note in the principal sum of $120,000 (the “Principal Amount”) from the Company, bearing interest at the rate of eight percent (8%) per annum (the “Note”). The consideration to the Company for the Note is up to $102,000 (the “Consideration”). The principal sum under the Note shall be prorated upon the consideration actually paid by Crown Bridge, the applicable portion of the OID as well as the accrued interest. The Company is not required to repay any unfunded portion of the Note. The maturity date for each tranche of the Principal Amount funded is twelve (12) months from the effective date of each payment (each, a “Maturity Date”).

Crown Bridge has the right at any time to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Note into shares of Common Stock of the Company at the Conversion Price (as defined therein), provided, however, that in no event shall Crown Bridge be entitled to convert any portion of the Note would result in the beneficial ownership by Crown Bridge and its affiliates of more than 4.99% of the outstanding shares of Common Stock; provided, further, however, that the limitations on conversion may be waived by Crown Bridge.

Pursuant to the terms of the Note, the Company is required, at all times during the period that the Note is convertible, to reserve from its authorized and unissued Common Stock, eight (8) times the number of shares that is actually issuable upon the full conversion of the Note (based on the then Conversion Price in effect from time to time) and to irrevocably instruct the Company’s transfer agent to issue certificates for the Common Stock issuable upon the conversion of the Note. Therefore, we are required to increase the authorized Common Stock to have a sufficient amount of Common Stock reserved for issuance under the Note.

2.	To have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the Company’s future needs. The unissued shares of Common Stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with future financings and/or acquisition transactions. The Company is not currently a party to any definitive financing or acquisition agreements.

Effect of Authorized Capital Increase

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

At present, the Board has no plans to issue the additional shares of Common Stock authorized by the Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding our business or product lines through the acquisition of other businesses or products.

Effective Date

Under Rule 14c-2, promulgated pursuant to the Exchange Act, the Authorized Shares Amendment shall be effective twenty (20) days after this Information Statement is mailed to stockholders of the Company. We anticipate the effective date to be on or about March __, 2017.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in the Corporate Action as a result of their ownership of shares of our Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in the Corporate Action that are different from or greater than those of any other of our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our Common Stock indicated as beneficially owned by them.

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of the Record Date, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding voting capital stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our capital stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o Ecosciences, Inc., 420 Jericho Turnpike, Suite 110, Jericho, NY 17753.

Stockholder	Common Stock (%) (1)	Series A Preferred Stock (%) (2)	Series B Preferred Stock (%) (3)	Series C Preferred Stock (%) (4)	Series D Preferred Stock (%) (5)
Joel Falitz —CEO, Pres., Chairman	46,201,501 (24.71%)	0	0	4,700,000 (100%)	100,000 (14.08%)
Dan Cohen —Chief Operating Officer	0	0	0	0	100,000 (14.08%)
Maverick, LLC Henville Building Prince Charles Street Charlestown (6)	25,000,000 (13.37%)	0	200,000 (100%)	0	0
All Directors and Officers (2 persons)	46,201,501 (24.71%)	0	0	4,700,000 (100%)	200,000 (28.16%)

(1)	Applicable percentage ownership is based on 186,951,500 shares of Common Stock outstanding as of the Record Date.
(2)	Applicable percentage ownership is based on 1,593,630 shares of Series A Preferred Stock outstanding as of the Record Date. Holders of the Series A Preferred Stock are entitled to vote on a matter with Holders of Common Stock, voting together as one class, each share of Series A Preferred Stock shall be entitled to one (1) vote.
(3)	Applicable percentage ownership is based on 200,000 shares of Series B Preferred Stock outstanding as of the Record Date. The outstanding shares of Series B Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Company as a single class and, regardless of the number of shares of Series B Preferred Stock outstanding and as long as at least one of such shares of Series B Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent of stockholders. Each outstanding share of the Series B Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series B Preferred Stock.
(4)	Applicable percentage ownership is based on 4,700,00 shares of Series C Preferred Stock outstanding as of the Record Date. Holders of the Series C Preferred Stock are entitled to vote on a matter with Holders of Common Stock, voting together as one class, each share of Series C Preferred Stock shall be entitled to twelve (12) votes.
(5)	Applicable percentage ownership is based on 710,000 shares of Series D Preferred Stock outstanding as of the Record Date. Holders of the Series D Preferred Stock are entitled to vote on a matter with Holders of Common Stock, voting together as one class, each share of Series C Preferred Stock shall be entitled to ten (10) votes.
(6)	Excludes 31,872,600 shares of Common Stock issuable upon the conversion of 1,593,630 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible by the holder thereof into twenty (20) shares of Common Stock; provided, however, each holder of Series A Preferred Stock may not convert any part of the Series A Preferred Stock if such conversion would cause such holder or any of its assignees to beneficially own more than 4.99% of the Common Stock of the Company.
(7)	Ester Barrios is the Managing Member of Maverick, LLC and has voting and dispositive control over these securities.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at Ecosciences, Inc., 420 Jericho Turnpike, Suite 110, Jericho, NY 17753.

DIVIDEND POLICY

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board. We intend to retain earnings, if any, for use in its business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

DISSENTER’S RIGHTS OF APPRAISAL

The stockholders have no dissenter’s rights under the NRS or the Company’s Articles of Incorporation or By-Laws in connection with the Authorized Capital Increase.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, information statements, and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

By Order of the Board of Directors,

Dated: February __, 2017	By:	/s/ Joel Falitz
Joel Falitz
Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer

Appendix A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation: Ecosciences, Inc.

2.	The articles have been amended as follows: (provide article numbers, if available)

Article 3 has been amended to increase the authorized common stock of the Corporation to One Billion Nine Hundred and Fifty Million (1,950,000,000) shares, par value $0.001 per share. There is no change to the par value of the Common Stock or the authorized number or par value of the Preferred Stock.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 80%

4.	Effective date and time of filing: (optional)

Signature: (required)

/s/ Joel Falitz
Signature of Officer